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                                                                    EXHIBIT 23.4

                             MCDANIEL & ASSOCIATES
                                CONSULTANTS LTD.
                       ---------------------------------
                       OIL AND GAS RESERVOIR EVALUATIONS







Reference:  Southern Mineral Corporation
            Registration Statement Form S-8




We consent to the reference to our report entitled "Spruce Hills Production Company Inc., Evaluation of Oil and Gas Reserves, based on Escalating Price Assumptions, as of April 1, 1997", dated June 13, 1997, in the Registration Statement on Form S-8 of Southern Mineral Corporation and any amendments thereto and to all references to this firm in the Prospectus, which is part of the Registration Statement.


McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ B. H. EMSLIE
----------------------------
B. H. Emslie, P. Eng.
Vice President

Calgary, Alberta
Dated: April 24, 1998

            Suite 220, Bow Valley Square Ill, 255 - 5th Avenue S.W.,
                        Calgary, Alberta, Canada T2P 3G6
Phone (403) 262-5506  Fax (403) 233-2744  E-Mail: mcdaniel@mcdan.com  Web Site:
                              http://www.mcdan.com